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                                                                   EXHIBIT 10.14


                     AMENDMENT NO. 1 TO AMENDED AND RESTATED
                        SEVERANCE COMPENSATION AGREEMENT

         This AMENDMENT NO. 1 TO AMENDED AND RESTATED SEVERANCE COMPENSATION AGREEMENT (this "Amendment") dated as of May 18, 1999, is made and entered into by and between PIA Merchandising Services, Inc., a Delaware corporation ("Employer"), and Cathy L. Wood ("Executive").

                                 R E C I T A L S

         A. Employer and Executive have entered into that certain Amended and Restated Severance Compensation Agreement dated as of October 1, 1998 (the "Severance Compensation Agreement"). Capitalized terms used herein but which are not otherwise defined shall have the meanings given to such terms in the Severance Compensation Agreement.

         B. Employer is a party to that certain Agreement and Plan of Merger dated as of February 28, 1999, as amended, pursuant to which a wholly owned subsidiary of Employer will merge with and into a corporation to be formed to hold the operating companies of the Spar Group (the "Merger").

         C. Pursuant to the terms of the Severance Compensation Agreement, Executive has the right, in the event of a Change of Control, as such term is defined in the Severance Compensation Agreement, during the one year period following such Change of Control, to resign for Good Reason (as such term is defined in the Severance Compensation Agreement) and receive the same severance compensation as she would have received as if she were terminated by Employer without Cause (as such term is defined in the Severance Compensation Agreement).

         D. Good Reason is defined in the Severance compensation Agreement to include, among other things, (i) the assignment to Executive (without Executive's written consent) of any position, duties or responsibilities which Executive, in her reasonable judgement, deems to be materially and substantially less favorable than her position, duties and responsibilities with Executive immediately prior to such Change of Control or (ii) a change in Executive's reporting responsibilities, status, titles or offices as in effect immediately prior to such Change of Control (without Executive's written consent) which Executive, in her reasonable judgment, deems to be materially adverse to Executive.

         E. Executive and Employer agree and understand that Executive's position, duties, responsibilities, reporting responsibilities and status will change in certain respects following the Merger.

         F. Executive has agreed to continue to serve as an officer and employee of Employer at least for a period of time following the Merger.

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         G. Employer and Executive desire to amend the terms of the Severance
Compensation Agreement as set forth herein to provide that Executive will have the right to resign at any time during the one-year period following the consummation of the Merger and receive the same compensation pursuant to the Severance Compensation Agreement as if she were terminated by Employer without Cause regardless of whether (and without the need to demonstrate that) Executive's position, duties, responsibilities, reporting responsibilities, status, titles or offices have been changed so as to constitute Good Reason as such term is defined in the Severance Compensation Agreement.

                                A G R E E M E N T

         In consideration of the foregoing recitals and the respective covenants and agreements contained herein, the parties, intending to be legally bound, agree as follows:

         1. RIGHT TO RESIGN. In the even the Merger is consummated, Executive shall have the right to resign at any time during the one year period following the consummation of the Merger and such resignation shall be deemed to be and constitute (and Executive shall receive the benefits provided for in the Severance Compensation Agreement upon) a resignation for Good Reason with the meaning of the Severance Compensation Agreement regardless of whether (and without the need to demonstrate that) Executive's position, duties, responsibilities, reporting responsibilities, status, titles or offices have been changed so as to constitute Good Reason as such term is defined in the Severance Compensation Agreement.

         2. FULL FORCE AND EFFECT. Except as expressly amended hereby, the Severance and Compensation Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

         3. GOVERNING LAW. This Amendment shall be construed in accordance with and governed by the Laws of the State of California without giving effect to the principles of conflict of laws.

         4. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement.


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         IN WITNESS WHEREOF, each of the parties has executed this Amendment as of the dates set forth below.


"EMPLOYER":                                      "EXECUTIVE":

PIA MERCHANDISING SERVICES,
INC., a Delaware corporation


By: /s/ PATRICK C. HADEN                         /s/ CATHY L. WOOD
    ---------------------------------------      -------------------------------
        Patrick C. Haden, Director                   Cathy L. Wood




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